Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated December 2, 1996, relating to the Statement of Assets and Liabilities of the GE Lifestyle Funds, which accompany such Statement of Additional Information. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

                                             /s/ PRICE WATERHOUSE LLP
                                             -----------------------------
                                             PRICE WATERHOUSE LLP

Boston, Massachusetts
December 26, 1997